SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 31st day of March, 2006

AMONG:  JML Holdings, Inc., (“JML”), a Nevada corporation

AND:  BAO SHINN EXPRESS INTERNATIONAL LTD., (“Bao Shinn”)
a Hong Kong corporation

AND: Bao Shinn Express Company Ltd., Wong Yun Leung, Kan Pan Hung, Chiu Lin Chiu Luan, Lam In Wai, Pang Hoi Ping, (the “Bao Shinn Shareholders”)

(all collectively referred to as “the Parties”)

WITNESSES THAT WHEREAS:

A.	Bao Shinn is engaged in the business of selling passenger tickets for a number of airlines and providing travel package services.

B.	The Bao Shinn Shareholders are the owners, of record and beneficially, of all the issued and outstanding capital stock and ownership interests of Bao Shinn (the “Bao Shinn Shares”).

C.
Subject only to the limitations and exclusions contained in this Share Exchange Agreement (the “Agreement”) and on the terms and conditions set forth below, Bao Shinn and the Bao Shinn Shareholders desire to sell and JML desires to purchase all of the Bao Shinn Shares, in exchange for shares in the common stock of JML.

NOW THEREFORE, in consideration of the respective covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.0 RECITALS The above recitals are incorporated into and shall form part of this Agreement.

2.0	DEFINITIONS

2.1
“Agreement” means this Share Exchange Agreement and all of its attached exhibits and schedules; “hereof,” “hereto,” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Section or paragraph; “Section,” “paragraph” or “clause” means and refers to the specified article, section, paragraph or clause of this Agreement;

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2.2
“Acquired Assets” means all right title and interest of Bao Shinn in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired primarily relating to or used or held for use in connection with the business of Bao Shinn;

2.3	“Assumed Liabilities” means any and all liabilities, obligations and commitments relating exclusively to the Business or the Acquired Assets;

2.4	“Bao Shinn” has the meaning set forth in the preface above, and for the purposes of the representations, warranties, covenants and agreements herein, includes all subsidiaries;

2.5  “Bao Shinn Shares” has the meaning set forth in the recitals above;

2.6  “Bao Shinn Shareholders” has the meaning set forth in the preface above.

2.7
“Business” means the business of selling passenger tickets for a number of airlines and providing travel package services and all other business presently and heretofore carried on by Bao Shinn, to be acquired by JML pursuant to this Agreement, consisting of the Bao Shinn Shares, the Acquired Assets, and the Assumed Liabilities;

2.8
“Closing” means the completion of the sale and purchase of the Bao Shinn Shares by the transfer and delivery of documents of title and the payment of the purchase price as contemplated in this Agreement;

2.9	“Closing Date” means the 31st day of March, 2006, or such other date as the Parties may agree as to the date upon which the Closing shall take place;

2.10	“Closing Time” means 4:00 p.m. Hong Kong time on the Closing Date or such other time on the Closing Date as the Parties may agree;

2.11	“GAAP” means generally accepted accounting principles, either in Hong Kong or the United States, as the context requires or as otherwise indicated, consistently applied as in effect from time to time;

2.12  “JML” has the meaning set forth in the preface above;

2.13
“JML Shares” means 16,500,000 common shares in the capital stock of JML to be issued to the Bao Shinn Shareholders in full payment and satisfaction of the Purchase Price. The distribution of the JML Shares shall be pursuant to the distribution set forth on Schedule 1;

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2.14  “Purchase Price” shall have the meaning set forth in Section 4.2 below;

2.15  “SEC” means the United States Securities and Exchange Commission;

2.16	“Securities Act” means collectively the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

 3.0 SCHEDULES AND EXHIBITS

3.1 The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part of this Agreement:

Schedule 1  - Distribution of Shares of JML Holdings Corp. to Bao Shinn
Shareholders
Schedule 2  - Audited Financial Statements of Bao Shinn for the years ended
March 31, 2004 and 2005 and three months ended June 30, 2005, and Consolidated Financial Statements of JML and Bao Shinn
Schedule 3  - Tenancy Agreement of Bao Shinn
Schedule 4  - Merger Agreement

4.0 SALE AND PURCHASE

4.1 Share Acquisition. Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date, the Bao Shinn Shareholders will sell to JML, and JML will purchase all right, title and interest in and to all classes of shares of Bao Shinn (the “Bao Shinn Shares”) then outstanding.

4.2 Purchase Price. The purchase price payable by JML to the Bao Shinn Shareholders for the Bao Shinn Shares is $1,650,000.00 in U.S. currency (the “Purchase Price”) payable on the Closing Date by the issuance of 16,500,000 common shares in the capital stock of JML (the “JML Shares”).

4.3 Registration for Resale. Upon completion of the sale and transfer of the Bao Shinn Shares to JML, JML shall also file a Form SB-2 or similar registration statement with the SEC covering the sale of up to 2,500,000 shares in the common stock of JML held, or to be held by current and future shareholders of JML.

4.4 Quotation on OTCBB. Immediately upon the effectiveness of a registration statement filed with the SEC registering a class of securities of JML, JML will apply and take all necessary steps to have trades in its shares cleared for quotation on the NASD Over-the-Counter Bulletin Board.

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4.5  Financing. Upon quotation of the Bao Shinn Shares on the NASD Over-the-Counter
Bulletin Board, JML shall complete a registered public offering of a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of its common stock (the “Public Offering”) at an estimated price of USD $0.30 per share for gross proceeds of between USD $300,000 and USD $600,000 before commissions.
Commissions on the Public Offering will be 3.0% of the gross proceeds. JML will file a Form SB-2 or similar registration statement with the SEC in order to register the Public Offering for sale to the public.

4.6 Closing. The Closing shall take place at the Closing Time at the offices of Bao Shinn, or at such other time and place as may be agreed to by Bao Shinn and JML.

5.0 REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

5.1 Right to Sell. Each Bao Shinn Shareholder, with respect to the Bao Shinn Shares held by such shareholder, represents and warrants that they are the sole registered and beneficial owner of the Bao Shinn Shares held by them, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever, and no person, firm or corporation other than JML now or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Bao Shinn Shares held by them or any interest therein.

5.2 Due Authorization. Each Bao Shinn Shareholder represents and warrants that such Shareholder is legally competent to enter into this agreement, that each such Shareholder has all necessary power, authority and capacity to enter into this Agreement and to perform the obligations hereunder, that each such Shareholder is entering into this Agreement free of duress or other non-disclosed inducement. Each Bao Shinn Shareholder represents that they have either sought legal counsel for purposes of review and advice concerning this Agreement or have intentionally waived such legal counsel.

5.3 Valid and Binding Obligation. This Agreement when executed will constitute the legal, valid, and binding obligation of each Bao Shinn Shareholder hereunder, enforceable against each Bao Shinn Shareholder in accordance with its terms.

5.4 Litigation and Claims. There is no suit, action, litigation, investigation, or administrative, governmental, arbitration or other proceeding, including without limitation appeals and applications for review, in progress, or to the best knowledge and belief of each Bao Shinn Shareholder, pending or threatened against or relating to the Bao Shinn Shareholder, or affecting its respective properties or business, or affecting the right of such Shareholder to enter into this Agreement or perform Shareholder’s obligations hereunder.

5.5 Residency. Each Bao Shinn Shareholder represents and warrants to JML that they are not a resident of the United States and will not be a resident of the United States at the Time of Closing, and that they were not in the United States at the time this Agreement was signed by such shareholder.

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6.0 REPRESENTATIONS AND WARRANTIES OF BAO SHINN

6.1  Due Authorization. Bao Shinn has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been, and on the Closing Date will have been, duly authorized by all necessary company action on the part of Bao Shinn. Bao Shinn has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of Bao Shinn, enforceable against Bao Shinn in accordance with its terms.

6.2  Organization and Good Standing. Bao Shinn is a corporation, duly incorporated, duly organized, validly existing, and in good standing under the laws of Hong Kong, and has all necessary power, authority and capacity to own or lease its property and assets (including, without limitation, the Acquired Assets) and to carry on the Business as presently conducted by it. Neither the nature of the Business nor the location or character of the property owned or leased by Bao Shinn requires Bao Shinn to be registered, recorded, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than in Hong Kong.

6.3 Financial Statements. Bao Shinn represents and warrants to JML that the unaudited financial statements of Bao Shinn for the years ended March 31, 2004 and 2005 and for three months ended June 30, 2005 (the “Financial Statements”), attached hereto as Schedule 2, have been delivered to JML, and are prepared in accordance with GAAP and are true, correct, and complete and such financial statements present fairly the financial condition and the results of opera-tions, changes in equity, and cash flow of Bao Shinn as at the respective dates of and for the periods referred to in such financial statements, subject to adjustments that to the Best of Bao Shinn’s Knowledge are not material.

6.4  Assets. Bao Shinn has good title to all Acquired Assets free and clear of all Liens, except liens for current taxes not yet due. Prior to Closing, and on request of JML, Bao Shinn will provide any and all true and correct copies of instruments by which Bao Shinn holds property and inter-ests, all contracts, all insurance policies, opinions, abstracts, and surveys in the possession of Bao Shinn and relating to such the ownership or contractual rights to the Acquired Assets.

6.5 No Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements (including the notes thereto), or incurred subsequent to the date thereof, Bao Shinn does not have any material outstanding indebtedness or any material liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise).

6.6 Taxes. Bao Shinn has filed or caused to be filed, on a timely basis since inception, all federal, municipal or local tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable legal requirements. All tax returns filed by (including any on a consolidated basis) Bao Shinn are true, correct, and complete.

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6.7 Litigation and Claims. There is no suit, action, litigation, labour grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding, in progress, or to the best knowledge and belief of Bao Shinn pending or threatened against or relating to Bao Shinn, or affecting its respective properties or the Business, or affecting the Acquired Assets, or affecting the right of JML to enter into this Agreement or perform JML’s obligations hereunder.

6.8 Leases. Bao Shinn is not a party to or bound by any leases of real property or agreements in the nature of leases of real property, or agreements to enter into such leases, other than those referred to in Schedule 3. All rental and other payments required to be paid by Bao Shinn pursuant to such leases or agreements have been duly paid and Bao Shinn is not otherwise in default in meeting their obligations under any such leases or agreements. No consent of any parties to such leases, licenses or agreements (other than Bao Shinn) is required by reason of the transactions contemplated hereby.

6.9 Employees and Employment Contracts. There are set forth in Schedule 4 the names and titles of all the directors and officers of Bao Shinn, and of all personnel employed or engaged in the Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held.

6.10  No Guarantees. Bao Shinn has not given or agreed to give, or are a party or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which Bao Shinn or the Business is or is contingently responsible for such indebtedness or other obligations.

7.0 REPRESENTATIONS OF JML

7.1  Due Authorization. JML has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of JML, enforceable against JML in accordance with its terms.

7.2  Organization and Good Standing. JML is a corporation, duly incorporated in September of 2005, duly organized, validly existing, and in good standing under the laws of Nevada. JML will deliver to Bao Shinn on request, prior to Closing, copies of its Organizational Documents as currently in effect.

7.3 Assets and Liabilities. JML represents and warrants to Bao Shinn that JML is in the business of seeking an acquisition target and completing an acquisition thereof and as such has no assets or liabilities that would materially affect the business of Bao Shinn upon closing of the transactions contemplated hereby.

7.4  Share Issuances. As at the date of this Agreement the issued and outstanding share capital of JML consists of 5,000,000 shares of common stock issued at USD $0.01 per share. These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws and may only be resold in accordance with such laws, including pursuant to an effective registration statement. These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws. The proceeds to JML from the sale of these shares will be applied towards the expenses incurred or to be incurred in connection with the transactions contemplated in this Agreement.

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7.5 Litigation and Claims. There is no suit, action, litigation, labour grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding in progress, pending or threatened against or relating to JML.

7.6 Full Disclosure. No representation or warranty of JML in this Agreement contains any untrue statement or omits to state a material fact.

7.7 Officers, Directors and Employees. JML has one officer and director, namely Kevin Polos, and has no employees.

8.0	CONDITIONS PRECEDENT TO THE PERFORMANCE BY JML AND BAO SHINN OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

8.1 JML’s Conditions. The obligation of JML to complete the purchase of the Bao Shinn Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of JML and may be waived by JML in whole or in part):

(a) Due Diligence Review. The completion by JML of, to its satisfaction acting reasonably, a due diligence review of the affairs and business of Bao Shinn, such review to concluded on or before December 31, 2005, and all matters arising therefrom having been resolved prior to the Closing Time.

(b) Truth and Accuracy of Representations of Bao Shinn at Closing Time. All of the representations and warranties of Bao Shinn and the Bao Shinn Shareholders made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

(c) Performance of Obligations. Bao Shinn shall have complied with and performed in all respects its obligations, covenants and agreements herein.

(d) Approvals. Bao Shinn’s Board of Directors, by proper and sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby.

8.2 Bao Shinn’s Conditions. The obligation of Bao Shinn to complete the sale of the Acquired Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Bao Shinn and may be waived by Bao Shinn in whole or in part):

(a) Truth and Accuracy of Representations of JML at Closing Time. All of the representations and warranties of JML made in this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

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9.0 COVENANTS OF JML AND BAO SHINN

9.1 Covenants of Bao Shinn. Bao Shinn covenants and agrees to do the following:

(a)  Conduct Business in Ordinary Course. Except as otherwise contemplated or permitted by this Agreement, the Shareholders shall cause Bao Shinn during the period from the date of this Agreement to the Closing Time, to conduct the Business in the ordinary and usual course thereto and not, without the prior written consent of JML, to enter into any transaction or do any thing which, if effected before the date of this Agreement, would constitute or would cause a material breach of the covenants, representations and warranties contained herein. On Closing, Bao Shinn shall provide JML with updated financial statements, which can be management prepared, which shall comprehensively reflect all material changes and the financial position of Bao Shinn from December 31, 2002 up to the date of this Agreement.

(b) Financial Statements. Bao Shinn will provide JML with audited financial statements prepared in accordance with U.S. GAAP and SEC filing requirements for a Form SB-2 registration statement on or before December 31, 2005 (Subject to change).

(c) Correctness of Representations and Warranties. The Bao Shinn Shareholders and Bao Shinn shall cause each of the covenants, representations and warranties of Bao Shinn contained herein, including, without limitation, Section 6.0, to remain true and correct until and at each of the Closing Date and the Closing Time.

(d) No Encumbrances. Each Bao Shinn Shareholder shall deliver to JML all right, title and interest in the Bao Shinn Shares, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, demands, rights and other encumbrances of any nature or kind.

(e) Board Approval. Bao Shinn shall obtain the adoption and approval of this Agreement and the transactions contemplated thereby from its Board of Directors or as otherwise required by British Columbia Law.

9.2 Covenants of JML. JML covenants and agrees that JML shall do the following:

(a) Correctness of Representations and Warranties. JML shall cause each of the covenants, representations and warranties of JML contained herein to remain true and correct until and at each of the Closing Date and the Closing Time.

(b) Board Approval. JML shall obtain the ratification, adoption and approval of this Agreement and the stock issuances and transactions contemplated thereby from its Board of Directors or as otherwise required by Nevada Law.

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10. CLOSING

10.1 Date and Location of Closing. The Closing of the transactions contemplated in this Agreement shall occur no later than 4:00p.m. time on March 31, 2006, at the offices of Bao Shinn, or such other date and location agreed to by Bao Shinn and JML.

10.2 Closing Deliveries of Bao Shinn. At the Time of Closing, Bao Shinn and the Bao Shinn Shareholders, shall deliver the JML:

(a)	share certificates representing the Bao Shinn Shares duly endorsed for transfer to JML;

(b)
certified copies of resolutions of the directors of Bao Shinn authorizing and approving the transfer of the Bao Shinn Shares, registration of the Bao Shinn Shares in the name of JML, the issuance of a new share certificate in the name of JML representing the Bao Shinn Shares, and entry of the name and address of JML into the register of members of the Company;

(c)	Certified copies of resolutions of the directors of Bao Shinn as are to be passed to authorize the execution, delivery and implementation of this Agreement and all related transactions and documents;

(d)	Consents to act as a directors and officers of JML of 2 or more directors and officers nominated by Bao Shinn.

10.3 Closing Deliveries of JML. At the Time of Closing, JML shall deliver to Bao Shinn the following:

(a)	share certificates representing the JML Shares in the names of the Bao Shinn Shareholders in the amounts disclosed in Schedule 2.15;

(b)
certified copies of resolutions of the director(s) of JML authorizing and approving the issuance of the JML Shares, registration of the Bao Shinn Shareholders on the register of members of JML, and the issuance of the new share certificates representing such JML Shares;

(c)	all corporate records and books of account of JML, including without limitation, the minute books;

(d)
certified copies of such resolutions of the director(s) of JML as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all related transactions and documents;

(e)	certified copies of resolutions of the director(s) of JML appointing the nominees of Bao Shinn as officers and directors effective upon Closing; and

(f)	the signed resignations of each director and officer of JML.

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11.0 ADDITIONAL TERMS

11.1 Survival of Representations, Warranties and Covenants of Bao Shinn. The representations, warranties and covenants of Bao Shinn contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of JML, shall continue in full force and effect for the benefit of JML for a period of 1 year from the Closing Date.

11.2 Survival of Representations, Warranties and Covenants of JML. The covenants, representations, and warranties of JML contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Bao Shinn, shall continue in full force and effect for the benefit of Bao Shinn for a period of 1 year from the Closing Date.

11.3 Enurement and Assignment. This Agreement shall be binding upon and enure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations contained in this Agreement without the prior approval of the other Parties.

11.4  Whole Agreement. This Agreement constitutes and contains the entire agreement of the Parties, and supersedes any and all prior negotiations, correspondence, understandings, letters of intent and agreements between the Parties.

11.5  Notice. Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:

If to Bao Shinn, to the following address:

Bao Shinn International Express Ltd.
Flat A & B 8/F 8 Hart Avenue Tsim Sha Tsui
Kowloon, Hong Kong.
Attn: Benny Kan

If to JML, to the following address,
JML Holdings, Inc.
5398 Jamestown Road, San Diego, CA 92117
USA
Attn: Kevin Polis

If to Shareholders, to the following address,
The Shareholders of Bao Shinn
c/o Bao Shinn International Express Ltd
at the address above.
Attn: Happy Pang

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Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

11.6 Validity. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.7 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.8 Signatures. This Agreement may be executed in any number of counterparts, and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

11.9 Applicable Law. This Agreement shall be construed in accordance with its terms and the laws of the United States.

11.10 Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.11 Currency. Unless otherwise noted, all dollar amounts herein are in United States currency.

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12.0 SIGNATURES

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties effective the date noted above:

JML HOLDINGS, INC.

/s/ Kevin A. Polis
Authorized Signatory

Bao Shinn International Express Ltd.

/s/ Ricky Chiu
Authorized Signatory

The Shareholders of Bao Shinn International Express Ltd.

/s/ Ricky Chiu      /s/ Wong Yun Leung
Bao Shinn Express Company Ltd   Wong Yun Leung

/s/ Kan Pan Hung     /s/ Chiu Lin Chiu Luan
Kan Pan Hung      Chiu Lin Chiu Luan

/s/ Lam In Wai      /s/ Pang Hoi Ping
Lam In Wai      Pang Hoi Ping

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